                                                                  EXHIBIT (23)-5

                                                            Florida Institute of
                                                    Certified Public Accountants
SC&G
----------------------------                               American Institute of
Saltmarsh, Cleaveland & Gund                        Certified Public Accountants
Certified Public Accountants
and Consultants                                                    AICPA Private
Since 1944                                            Companies Practice Section

                                                                       AICPA SEC
                                                                Practice Section



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 1998, except for Note 15 as to which the date is May 4, 1998, with respect to the consolidated financial statements of Emerald Coast Bancshares, Inc. and Subsidiary included in the Form S-8 of The Banc Corporation.



/s/ Saltmarsh, Cleaveland & Gund
--------------------------------

Pensacola, Florida
February 19, 1998
















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
   900 North 12th Avenue                501 West 19th Street                     34 Walter Martin Road
      P.O. Drawer 13207                    P.O. Box 1100                             P.O. Box 848
Pensacola, Florida 32591-3207      Panama City, Florida 32402-1100      Fort Walton Beach, Florida 32549-0848
        (850) 435-8300                    (850) 769-9491                            (850) 243-6713
     FAX: (850) 435-8352               FAX: (850) 785-9590                       FAX: (850) 243-4137
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